Exhibit 10.8

Notice of Performance Stock Award

• (“Participant”)	Great Elm Capital Group, Inc.
ID: 94-3219054
200 Clarendon Street, 51st Floor
Boston, MA 02116

You have been awarded performance-based restricted shares of Common Stock of Great Elm Capital Group Inc. (the “Company”) as detailed below (the “Performance Shares”):

This Notice of Performance Stock Award (this “Notice”), together with the Great Elm Capital Group, Inc. 2016 Long-Term Incentive Compensation Plan (the “Plan”) in effect as of the Date of Grant, and the terms and conditions of the award of the Performance Shares (the “Award Agreement”) attached hereto, contain the terms of your Performance Shares.

Date of Grant:

Number of Performance Shares:

Time Vesting Schedule	20% on 11/03/2017 and 5% on each subsequent quarterly anniversary.

Performance Vesting Date	11/03/2021

Performance Criteria and Vesting Schedule:

The Performance Shares will vest (i) based on your continuing service as a Non-Employee Director or Consultant or continuing employment as an Employee with the Company, a Subsidiary or an Affiliate over a five year time-vesting period ending November 3, 2021 and (ii) based upon the Percentage Achievement of the Performance Goal (as defined in the Award Agreement), in each case, subject to acceleration as further set forth in the Terms and Conditions of Performance Stock Award set forth below and incorporated herein by reference.

The foregoing is qualified in its entirety by the Award Agreement.

Acknowledgements and Agreements:

By your signature and the signature of the representative for the Company, below, you and the Company agree that these Performance Shares are granted under and governed by the terms and conditions of the Plan and the Award Agreement, all of which are attached hereto and hereby incorporated by reference and made a part hereof.

PARTICIPANT	GREAT ELM CAPITAL GROUP

By:
Signature
Title:
Print Name

Date	Date

TERMS AND CONDITIONS OF PERFORMANCE STOCK AWARD

1.                                      GRANT OF RESTRICTED PERFORMANCE SHARES. The Company hereby awards to Participant, as of the Date of Grant indicated in the accompanying notice of award, an award (the “Award”) of a number of Performance Shares under the Company’s 2016 Long-Term Incentive Compensation Plan (the “Plan”). Each Performance Share is issued on the terms and conditions governing the Award, including the applicable time-based and performance-based vesting requirements, as set forth in this Award Agreement.

2.                                      VESTING TERMS. The number of Performance Shares that may actually vest pursuant to the Award shall be determined pursuant to the two-step process detailed below:

(a)                                 Performance Vesting.  The Performance Shares shall vest based on the extent to which revenue received by the Company pursuant to the Investment Management Agreement, dated as of September 27, 2016, by and between Great Elm Capital Corp. and Great Elm Capital Management, Inc., (such agreement, as amended, modified, supplemented or replaced, the “IMA”), during the period November 3, 2016 to November 3, 2021 (the “Performance Period”) reaches $40 million (the “Performance Goal”).  Within seventy-five days after the earlier to occur of attainment of 100% of the Performance Goal or November 3, 2021, the Committee shall determine and certify the actual level of attainment for the Performance Goal (the “Percentage Achievement”). On the basis of that certified Percentage Achievement level, the number of Performance Shares will be multiplied by the applicable percentage (which may range from 0% to 100%) on a dollar for dollar basis of actual revenue collected by the Company under the IMA during the Performance Period compared to the Performance Goal. The number of Performance Shares resulting from such calculation shall constitute the maximum number Shares in which Participant may vest under this Award and shall be designated the “Performance-Qualified Shares.” In no event may the number of such Performance-Qualified Shares exceed 100% of the number of Performance Shares specified in the Award.

(b)                                                                   Continuous Service Vesting. 20% of the Performance-Qualified Shares will vest on November 3, 2017, and thereafter 5% of the Performance-Qualified Shares will vest on each February 3, May 3, August 3 and November 3 on which Participant is providing continuing service as a Non-Employee Director or Consultant or is continuing employment as an Employee until fully vested on November 3, 2021 subject to Participant’s continuing service or continuing employment.  If Participant’s employment terminates without Cause or terminates for Good Reason, the Performance Shares will vest in full immediately upon such termination. In addition to the vesting contemplated by this Section 2(b), Section 2(c) and Section 3, if Participant terminates employment before November 3, 2021, the Participant will be entitled to the Performance-Qualified Shares (if any) that have vested pursuant to this Section 2 as of the date of termination.  Participant is advised that should Participant’s employment terminate before November 3, 2021, except as otherwise expressly set forth herein, the Performance Shares will be reallocated among other employees of Great Elm Capital Management, Inc.

(c)                                  Vesting Upon Disability or Death.  If Participant’s employment is terminated by reason of death or Disability, then the Performance-Qualified Shares shall immediately vest in full immediately upon such termination solely with respect to the service-based vesting in Section 2(b); the Performance Shares shall continue to be subject to Performance Vesting, in Section 2(a).

(d)                                 Vesting Upon Termination Without Cause.  If Participant’s employment is terminated by the Company and its Subsidiaries without Cause (including compliance with the notice provisions in such definition), then the Performance-Qualified Shares shall immediately vest in full immediately upon such termination solely with respect to the service-based vesting in Section 2(b); the Performance Shares shall continue to be subject to Performance Vesting, in Section 2(a).

(e)                                  Vesting Upon Good Reason Termination. If Participant resigns employment with Good Reason (including compliance with the notice provisions in such definitions) then the Performance-Qualified Shares shall immediately vest in full immediately upon such termination solely with respect to the service-based vesting in Section 2(b); the Performance Shares shall continue to be subject to Performance Vesting, in Section 2(a).

3.                                      CHANGE OF CONTROL VESTING.  If a Change of Control occurs, the Performance Shares shall no longer be subject to achievement of the Performance Goal and shall immediately upon the Change of Control (i) become subject to only the time-based vesting schedule in Section 2(b), subject to the Participant’s continued service or employment through each applicable time-based vesting date.  If Participant’s employment terminates without Cause or terminates for Good Reason following a Change in Control, the Performance Shares will vest in full immediately upon such termination.

(a)                                 For purposes of this Award Agreement, “Cause” shall mean: (i) Participant’s theft, dishonesty, misconduct, or falsification of any employment or Company records; (ii) any action by Participant outside of the scope of Participant’s employment agreement with the Company that has a material detrimental effect on the Company’s reputation or business as reasonably determined by the Committee; (iii) Participant’s substantial failure or inability to perform any reasonably assigned duties within the scope of Participant’s employment agreement with the Company that has not been cured within 30 business days of written notice from the Company to Participant, in each case, as determined by the Committee in its sole discretion; (iv) Participant’s violation of any Company policy; (v) Participant’s conviction (including any plea of guilty or no contest) of any criminal act; or (vi) Participant’s material breach of any written agreement with the Company which has not been cured within 10 business days’ of written notice from the Company to Participant thereof.

(b)                                 For purposes of this Award Agreement, “Disability” shall mean the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of Participant’s position with the Company or an Affiliate of the Company because of the sickness or injury of the individual, or as may be otherwise defined under applicable local laws.

(c)                                  For purposes of this Award Agreement, “Good Reason” shall mean Participant’s resignation from the Company within three months after the occurrence of any of the following events: (i) without Participant’s express written consent, the significant reduction of Participant’s duties, authority, responsibilities, job title, or reporting relationships relative to Participant’s duties, authority, responsibilities, job title, or reporting relationships as in effect immediately prior to such reduction, or the assignment to Participant of such reduced duties, authority, responsibilities, job title, or reporting relationships; (ii) without Participant’s express written consent, a reduction by the Company of ten percent or more in the base salary of Participant as in effect immediately prior to such reduction (unless such reduction is part of a program generally applicable to other similarly situated employees of the Company’s investment management business); (iii) a material reduction by the Company in the kind or level of employee benefits, including bonuses, to which Participant was entitled immediately prior to such reduction with the result that Participant overall benefits package is significantly reduced (unless such reduction is part of a program generally applicable to other employees of the Company’s investment management business); or (iv) the relocation of Participant to a facility or a location more than twenty five miles from Participant’s then present location, without Participant’s express written consent; provided, however, that in each case, Participant’s resignation shall not constitute Good Reason under this provision unless (A) Participant provides the Company with written notice of the applicable event or circumstance within sixty days after Participant first has knowledge of it, which notice specifically identifies the event or circumstance that Participant believes constitutes grounds for Good Reason, and (B) the Company fails to correct the event or circumstance so identified within sixty days after receipt of such notice.

4.                                      ISSUANCE DATE. The Performance Shares shall be issued on the date of the Award and held by the Company, as escrow agent, for the benefit of the Participant and the Company, until the Company determines the extent to which the Performance Shares vest pursuant to Section 2.

5.                                      LIMITED TRANSFERABILITY. Prior to the determination of which Performance Shares (if any) are Performance-Qualified Shares, Participant may not transfer any interest in the Performance Shares subject to this Award or pledge or otherwise hedge the sale of those Performance Shares , including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of the Performance Shares.  Participant may also direct the Company to record the ownership of any Performance Shares that become vested hereunder in the name of a bona fide retirement planning, estate planning or charitable donation vehicle. Participant may make such a beneficiary designation or ownership directive at any time by completing the required forms and filing the completed form with the Committee or its designee.

6.                                      STOCKHOLDER RIGHTS AND DIVIDENDS. Subject to the other terms and restrictions set forth herein, including, but not limited to, the restriction on the right to transfer such Award prior to vesting, the holder of the Award shall have the rights and privileges of a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Performance Shares.  However, any such dividends shall be paid based on the number of Performance Shares, if any, that vest in accordance with the terms of this Award Agreement.

7.                                      ADJUSTMENT IN SHARES. The Committee shall adjust the Performance Shares as set forth in Section 3.2 of the Plan.

8.                                      WITHHOLDING AND SECTION 83(B) ELECTION.  The Company shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the grant or vesting of the Award and any dividends paid in relation to the Award.  Participant understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount, if any, paid for the Performance Shares and the Fair Market Value of such Shares at the time the Performance Shares vest. Participant understands that, notwithstanding the preceding sentence, Participant may elect to be taxed at the time of the Date of Grant, rather than at the time the Performance Shares vest, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days of the Date of Grant.  In the event Participant files an 83(b) Election, Participant shall provide the Company a copy thereof prior to the expiration of such 30 day period. Participant understands that if an 83(b) Election is filed with the Internal Revenue Service within such time period, Participant will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the Performance Shares and the Fair Market Value of such Performance Shares as of the Date of Grant. Participant further understands that an additional copy of such 83(b) Election form should be filed with his or her federal income tax return for the calendar year in which the date of this Award Agreement falls.  Participant acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the Award hereunder, and does not purport to be complete.  Participant further acknowledges that the Company is not responsible for filing the Participant’s 83(b) Election, and the Company has directed Participant to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Participant may reside, and the tax consequences of Participant’s death.

PARTICIPANT HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING PARTICIPANT’S 83(b) ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR FROM FAILURE TO FILE THE ELECTION AND PAYING TAXES RESULTING FROM THE VESTING OF THE PERFORMANCE SHARES.

PARTICIPANT UNDERSTANDS THAT PARTICIPANT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PARTICIPANT’S PURCHASE OR DISPOSITION OF SHARES AND PARTICIPANT REPRESENTS THAT PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

9.                                      COMPLIANCE WITH LAWS AND REGULATIONS. The issuance of Performance Shares pursuant to the Award shall be subject to compliance by the Company and the Participant with all applicable laws relating thereto.

10.                               CONSTRUCTION. This Award Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the provisions of this Award Agreement and the terms of the Plan, the terms of the Plan shall be controlling. All decisions of the Committee with respect to any question or issue arising under the Plan or this Award Agreement shall be conclusive and binding on all persons having an interest in the Award.  Articles 14-18 of the Plan shall apply mutatis mutandis as if set forth herein.

11.                               GOVERNING LAW. The interpretation, performance and enforcement of this Award Agreement shall be governed by the laws of the State of Delaware applicable to contracts made in and to be solely performed in the State of Delaware.

12.                               EMPLOYMENT AT WILL. Nothing in this Award Agreement or in the Plan shall confer upon Participant any right to remain in employment or service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary of Affiliate employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s service or employment at any time for any reason, with or without Cause.

13.                               PARTICIPANT ACCEPTANCE. Participant must accept the terms and conditions of this Award Agreement either electronically through the electronic acceptance procedure established by the Company or through a written acceptance delivered to the Company in a form satisfactory to the Company. In no event shall any Shares be issued under this Award Agreement in the absence of such acceptance.